                                                                   Exhibit 3.124

                             Certificate No. 61574

                               STATE OF ILLINOIS

                        OFFICE OF THE SECRETARY OF STATE

                               [GRAPHIC OMITTED]

              To all to whom these Presents Shall Come, Greeting:

Whereas, ARTICLES OF INCORPORATION, duly signed and verified of CALIBRE PRESS, INC. incorporated under the laws of the State of ILLINOIS have been filed in the Office of the Secretary of State, as provided by The "Business Corporation Act" of Illinois, in force July 13, A.D. 1933.

Now Therefore, I, JIM EDGAR, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

      In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, done at the City of Springfield, this 17th day of February A.D. 1981 and of the Independence of the United States the two hundred and 5th.

[SEAL OF THE STATE OF ILLINOIS]

                                                  /s/ Jim Edgar
                                            ---------------------------------
                                                SECRETARY OF STATE

                                                  ------------------------------
  File                        FORM BCA-47         (Do not write in this space)
   in
Duplicate              ARTICLES OF INCORPORATION  Date Paid   2/17/81
                                                  Initial License Fee   $    .50
                                                  Franchise Tax         $  35.42
                                                  Filing Fee            $  75.00
                                                                        --------
                                                  Clerk [Illegible]       110.92
                                                  ------------------------------

TO: ALAN J. DIXON, Secretary of State

The name and address of the incorporators are as follows:

     Name        Number      Street         City         State        Zip Code
--------------------------------------------------------------------------------
Dennis Anderson, 3411 C. North Kennicott, Arlington Heights, Il. 6000
--------------------------------------------------------------------------------
Charles A. Remsberg, 1521 Kirk St., Evanston, Il. 60202
--------------------------------------------------------------------------------

The above named incorporators, being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation hereby incorporated is: Calibre Press, Inc.

                                   ARTICLE TWO

The name and address of the initial registered agent and registered office are:

Registered agent         Dennis Anderson

Registered office        1521 Kirk Street

City, Zip code, County   Evanston, Ill. 60202

                                  ARTICLE THREE

The duration of the corporation is |X| perpetual OR _____________ years

                                  ARTICLE FOUR

      The purposes for which the corporation is organized are: To design, create, publish, print and distribute all types of printed matter, including but not limited to, books, magazines, pamphlets and educational text material; to create, design, produce, use and distribute audio/visual media and associated printed material; to render consulting services, lecture and seminar services for educational and training purposes, and generally to conduct the business of creation, production and distribution of audio/visual or printed informational or educational materials of all kinds.

                                  ARTICLE FIVE

Paragraph 1: The class, number of shares, the par value, if any, of each class which the corporation is authorized to issue, the number the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

                 *Par Value    Number of shares     Number of shares       Total consideration
Class    Series   per share       authorized          to be issued       to be received therefor
------------------------------------------------------------------------------------------------
common    None     without par       1,000               1000                  $1,000.00
------------------------------------------------------------------------------------------------
                       value
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
================================================================================================
                                                                         Total $1,000.00
                                                                                ----------------

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

             Without preference

                                   ARTICLE SIX

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                  ARTICLE SEVEN

The number of directors to be elected at the first meeting of the shareholders is 4

                                  ARTICLE EIGHT

Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $ ______________

Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $ ______________

Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $ ______________

Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $ ________________

      NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Eight need not be stated. The basis for computation of franchise taxes payable by domestic corporations is set forth in Section 132 of the Business Corporation Act.

                          Signatures of incorporators:

                               /s/ Dennis Anderson
                          ----------------------------
                                 Dennis Anderson

                              /s/ Charles Remsberg
                          ----------------------------
                                Charles Remsberg

NOTE: If a corporation acts as incorporator the name of the corporation and the state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

As an incorporator, I declare that this document has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

MAIL TO:                           MAR-2  -81 415328   25791455 [ILLEGIBLE]

RUSSELL ENGBER
1893 SHERIDAN RD
HIGHLAND PARK
        IL 60035

                                   RETURN TO:

                             Corporation Department
                               Secretary of State
                          Springfield, Illinois 62756
                            Telephone (217) 782-7880


                                  FORM BCA-47

================================================================================

                           ARTICLES OF INCORPORATION

The following fees are required to be paid at the time of issuing Certificate of
Incorporation: Filing fee $75.00. Initial license fee of 50(cent) per $1,000.00 or 1/20th of 1% of the amount of stated capital and paid in surplus the corporation proposes to issue without further report (Article Five); Initial franchise tax of 1/10th of 1% of the issued, as above noted. However, the minimum initial franchise tax is $25.00 and varies monthly on $25,000, or less, as follows: January, $37.50; February, $35.42; March, $33.33; April, $31.25; May, $29.17; June, $27.08; July, $25.00; August, $22.92; September, $20.83;
October, $18.75; November, $16.67; December, $14.58; (See Sec. 133 BCA).

In excess of $25,000, the franchise tax per $1,000.00 is as follows: Jan., $1.50; Feb., $1.4167; March, $1.3334; April, $1.25; May, $1.1667; June, $1.0834;
July, $1.00; Aug., $.9167; Sept., $.8334; Oct., $.75; Nov., $.6667; Dec.,
$.5834.

All shares issued in excess of the amount mentioned in article Five of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine of not to exceed $500.00.

The same fees are required for a subsequent issue of shares except the filing fee is $5.00 instead of $75.00.

                                     FILED

                                  FEB 17 1981

                                   JIM EDGAR

                               Secretary of State

C-162.2